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                                                                    EXHIBIT 23.3

                        INDEPENDENT ACCOUNTANTS' CONSENT

    As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          Moss Adams LLP

                                          /s/ Moss Adams LLP


Costa Mesa, California
December 1, 1998